Exhibit 1.1

Execution Version

SUNOCO LOGISTICS PARTNERS L.P.

21,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

September 26, 2016

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to Barclays Capital Inc. (the “Underwriter”) an aggregate of 21,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) pursuant to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriter an option to purchase up to an additional 3,150,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Sunoco Partners LLC, a Pennsylvania limited liability company (the “General Partner”), is a controlled subsidiary of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), and the general partner of the Partnership. The Partnership is the sole limited partner of Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Operating Partnership”), and the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company, which serves as the general partner of the Operating Partnership. The Operating Partnership is the sole member of Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company.

Each of the General Partner, the Partnership and the Material Subsidiaries (as defined in Section 1(l)) is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Partnership and the Underwriter concerning the purchase of the Units from the Partnership by the Underwriter.

Section 1. Representations, Warranties and Agreements of the Partnership.

The Partnership represents, warrants and agrees that:

(a) Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-206301), with respect to the Units (i) has been prepared by the Partnership in conformity with the requirements of the

Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on August 11, 2015. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Underwriter. As used in this Agreement:

(i) “Applicable Time” means 6:45 p.m. (New York City time) on the date of this Agreement, which the Underwriter has informed the Partnership is a time prior to the time of the first sale of the Units;

(ii) “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;

(iii) “Effective Date” means any date as of which any part of the Registration Statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v) “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the number of Units and the public offering price of the Units set forth on Annex 4 hereto, which will be included on the cover page of the Prospectus;

(vii) “Prospectus” means the prospectus supplement relating to the Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and

(viii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-206301), including exhibits and financial statements and any information in the prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) relating to the issuance and sale of the Units contemplated by this Agreement. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the applicable Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the applicable Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Annex 3 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three year period required thereby).

(j) Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Pennsylvania Limited Liability Company Law of 1994, as amended (the “Pennsylvania LLC Law”), with full limited liability company power and authority necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner of the Partnership. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) Formation and Qualification of Subsidiaries. Each of the subsidiaries listed on Annex 5 hereto (collectively, referred to herein as the “Subsidiaries”) has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it is formed (such jurisdictions listed on Annex 5), with full corporate, limited liability company or limited partnership power and authority, as the case may be, necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects, and is duly registered or qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. Other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity (other than as set forth on Annex 5 hereto) and complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to the Underwriter. Attached hereto as Annex 6 is a listing of each of the Subsidiaries of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement or the Prospectus (collectively, the “Material Subsidiaries”).

(m) Ownership of General Partner. To the knowledge of the Partnership, ETP and ETE Common Holdings, LLC, a Delaware limited liability company (“ETE Holdings”), are the sole members of the General Partner with an aggregate 100% member interest in the General Partner; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Delivery Date, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 8931 of the Pennsylvania LLC Law) and ETP and ETE Holdings own such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership; the general partner interest referred to in Section 1(o) has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to each Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.

(o) Ownership of the Sponsor Units, Incentive Distribution Rights and Outstanding Common Units. As of the date hereof, and excluding the issuance of the Units pursuant to this Agreement, the Partnership has no partnership interests issued and outstanding other than: (i) the 1.4% general partner interest in the Partnership held by the General Partner, (ii) the 98.6% limited partner interest in the Partnership represented by 9,416,196 Class B Units owned by ETP, representing a 3.0% limited partner interested in the Partnership, and 297,904,475 Common Units, of which 67,061,274 Common Units are owned by ETP (the “Sponsor Units”), representing a 21.5% limited partner interest in the Partnership, and 230,843,201 are owned by public unitholders (the “Public Units”), representing an aggregate 74.1% limited partner interest in the Partnership, (iii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner.

All of such Sponsor Units, Incentive Distribution Rights, Public Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and ETP owns all of the Sponsor Units, and the General Partner owns all of the Incentive Distribution Rights, free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.

(p) Valid Issuance of Units. The Firm Units and the Option Units, if any, and the limited partner interests represented thereby, to be issued and sold by the Partnership to the Underwriter pursuant to this Agreement, have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in each of the Preliminary Prospectus and the Prospectus.

(q) No Preemptive Rights, Options or Other Rights. Except as described in the Preliminary Prospectus and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) other than the Underwriter, no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Units as contemplated thereby or otherwise; and except as described in the Preliminary Prospectus and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Incentive Distribution Rights or other interests in the Partnership or any other Partnership Entity.

(r) Authority. The Partnership has all requisite power and authority to (i) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) consummate the transactions contemplated by this Agreement; the Partnership has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and at each Delivery Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for (A) the authorization, issuance, sale and delivery of the Units, (B) the authorization, execution and delivery of this Agreement and (C) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(s) Authorization of the Agreement. This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(t) Authorization and Enforceability of Other Agreements.

(i) The GP LLC Agreement has been duly ratified by ETP and ETE Holdings, and is a valid and legally binding agreement of ETP and ETE Holdings, enforceable against ETP and ETE Holdings in accordance with its terms;

(ii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Section 1(t)(i)–(ii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.

(u) No Violations. None of the (i) offering, issuance and sale by the Partnership of the Units, (ii) execution, delivery and performance of this Agreement by the Partnership, (iii) consummation of the transactions contemplated by this Agreement or (iv) application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any of the Subsidiaries or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) or (D) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.

(v) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets (each a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Units by the Underwriter, (ii) that have been, or prior to each Delivery Date will be, obtained and (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(w) No Registration Rights. Except as described in the Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(x) Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(y) No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus; and, since such date, there has not been any (i) material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth in the Preliminary Prospectus or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus.

(z) Capitalization and Financial Statements. At June 30, 2016, the Partnership had, on the consolidated basis indicated in the Preliminary Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Preliminary Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) Independent Registered Public Accounting Firm. Grant Thornton LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries, whose reports are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and who has delivered the initial letter referred to in Section 7(h) hereof, is and has been, during the periods covered by the financial statements on which it reported contained or incorporated by reference in the Registration Statement and the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership Entities as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(bb) Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property described in the Preliminary Prospectus and the Prospectus as being owned by it, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Preliminary Prospectus and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Preliminary Prospectus and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) the Partnership Entities have sufficient title to enable them to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Preliminary Prospectus and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a material adverse effect on the ability of the Partnership Entities to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Preliminary Prospectus and the Prospectus and will not materially increase the cost of such use and occupation; and provided further that with respect to all real property, buildings and assets held under lease or license by the Partnership Entities, such real property, buildings and assets are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material or do not interfere with the use made and proposed to be made of such real property, buildings or assets as they have been used as described in the Preliminary Prospectus and the Prospectus.

(cc) Permits. The Partnership and each of the Subsidiaries have, or at the Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Preliminary Prospectus and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, or at the Delivery Date will have, fulfilled and performed all its material obligations with respect to such Permits in the manner described, and subject to the limitations contained in the Preliminary Prospectus and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Insurance. Each of the Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect on each Delivery Date; and the Partnership Entities are in compliance with the terms of such policies in all material respects.

(ee) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its respective business and none of the Partnership Entities has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(ff) Adequate Disclosure and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is subject that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus but are not described as required; there are no agreements, contracts, indentures, leases or other documents which are required to be described in the Preliminary Prospectus or the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference therein by the Securities Act or the Rules and Regulations thereunder which have not been described in the Preliminary Prospectus or the Prospectus and filed or incorporated by reference as exhibits to the Registration Statement; and the statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Common Units,” “Cash Distributions,” and “Description of our Partnership Agreement,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects; and the discussions in the Preliminary Prospectus and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations,” “Material U.S. Federal Income Tax Consequences” and “Investment in the Common Units or Debt Securities by Employee Benefit Plans,” to the extent they relate to matters of United States federal income tax law, are accurate in all material respects.

(gg) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the General Partner, ETP or any of their affiliates, on the other hand, which is required to be described in the Preliminary Prospectus or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus; and neither the Partnership nor any

Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(hh) No Labor Dispute. No labor disturbance by the employees of any member of the Partnership Entities (and to the extent they perform services on behalf of any member of the Partnership Entities, employees of the General Partner or any affiliate of the General Partner), exists or, to the knowledge of the Partnership, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(ii) Employee Benefit Matters. The Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Partnership Entities would have any liability; none of the Partnership Entities has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”); and each “pension plan” for which any of the Partnership Entities would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and none of the Partnership Entities has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(jj) Tax Returns. The Partnership and each of the Subsidiaries have filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.

(kk) No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, none of the Partnership Entities has (i) issued or granted any securities, (other than customary issuances or grants pursuant to employee benefit plans or issuances pursuant to the Partnership’s at-the-market equity distribution program), (ii) incurred any material liability or obligation, direct, indirect or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any distributions.

(ll) Books and Records. The Partnership Entities (i) make and keep books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership Entities and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents; (ii) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(nn) Environmental Compliance. Except as described in the Preliminary Prospectus and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) do not have any liability in connection with the release into the environment of any Hazardous Material and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Preliminary Prospectus and the Prospectus, (1) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $100,000 or more ultimately will be imposed against it and (2) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(oo) Investment Company. None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds,” none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(pp) No Legal Actions or Violations. Except as described in the Preliminary Prospectus and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which the Partnership or any of the Subsidiaries or any officers and directors of the General Partner is or may be a party or to which the business, property or assets of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Partnership, has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which the Partnership or any of the Subsidiaries or any officers and directors of the General Partner is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or the transactions contemplated hereby.

(qq) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance.

(rr) Statistical Data. The statistical and market-related data included in the Preliminary Prospectus and the Registration Statement are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

(ss) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (iii) are effective in all material respects to perform the functions for which they were established.

(tt) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu) No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed nor, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will they distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth in Annex 3 hereto.

(vv) Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ww) No Unlawful Payments. None of the Partnership Entities, nor to the knowledge of the Partnership, any director, officer, or employee of any of the Partnership Entities or any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xx) Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the General Partner and the Partnership, threatened.

(yy) No Conflicts with Sanctions Laws. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the General Partner, the Partnership or the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, none of the General Partner, the Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(zz) Stabilization. None of the Partnership Entities has taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(aaa) No Restrictions on Distributions. Except as described in the Preliminary Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other Subsidiary.

Each certificate signed by any officer of the General Partner and delivered to the Underwriter or counsel for the Underwriter pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriter as to the matters covered thereby.

Section 2. Purchase of the Units by the Underwriter.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Partnership, the Firm Units.

In addition, the Partnership hereby grants to the Underwriter an option to purchase up to 3,150,000 Option Units.

The price of both the Firm Units and any Option Units purchased by the Underwriter shall be $26.70 per Common Unit.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

The Partnership agrees that any Option Units issued by the Partnership upon exercise of the Option will be entitled to receive any distributions declared by the Partnership and payable on the Firm Units during the period beginning on the First Delivery Date and ending on the Delivery Date with respect to such Option Units.

Section 3. Offering of Units by the Underwriter.

The Underwriter proposes to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

Section 4. Delivery of and Payment for the Units.

Delivery of and payment for the Firm Units shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, beginning at 9:00 a.m., Houston, Texas time, on September 30, 2016 or at such other date or place as shall be determined by agreement between the Underwriter and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” Delivery of the Firm Units shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

The option granted in Section 2 (the “Option”) will expire thirty (30) days after the date of this Agreement and may be exercised in whole or from time to time in part by written or telegraphic notice being given to the Partnership by the Underwriter; provided that if such date falls on a day that is not a business day, the Option will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised and the date and time, as determined by the Underwriter, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the Underwriter shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Partnership) beginning at 9:00 a.m., Houston, Texas time, on such Second Delivery Date. Delivery of the Option Units shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Underwriter shall otherwise instruct.

Section 5. Further Agreements of the Partnership and the Underwriter.

(a) The Partnership covenants and agrees with the Underwriter:

(i) Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as permitted herein; (C) to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; (E) to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Units within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(ii) Conformed Copies of Registration Statement. At the request of the Underwriter, to furnish promptly to the Underwriter and to counsel to the Underwriter a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents to Underwriter. To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriter and, upon its request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Underwriter, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Underwriter and to counsel to the Underwriter upon the Underwriter’s request and not to file any such document to which the Underwriter shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Partnership, such filing is required by law.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(vii) Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Underwriter an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(ix) Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Underwriter copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(x) Blue Sky Registration. Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.

(xi) Lock-up Period; Lock-up Letters. (A) For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (x) Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof, (y) Common Units issued in connection with any acquisition; provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 5(a)(xi) by executing and delivering to the Underwriter a letter or letters substantially in the form of Exhibit A hereto, or (z) or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or securities convertible into or exchangeable for Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, to register any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Barclays Capital Inc.; and (B) to cause each person or entity listed on Annex 1 to furnish to the Underwriter on or prior to the date hereof (except as indicated on Annex 1), a letter or letters, substantially in the form of Exhibit A hereto.

(xii) NYSE Listing. To apply for the supplemental listing of the Units on the NYSE, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

(xiii) Application of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.

(xiv) Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.

(xv) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(b) The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Units) used or referred to by the Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

Section 6. Expenses.

The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Units; (f) the listing of the Units on the NYSE and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the printing of certificates representing the Units and of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Units which it may sell and the expenses of advertising any offering of the Units made by the Underwriter.

Section 7. Conditions of Underwriter’s Obligations.

The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Underwriter and complied with to the Underwriter’s reasonable satisfaction; and the Commission shall not have notified the Partnership or the General Partner of any objection to the use of the form of the Registration Statement.

(b) The Underwriter shall not have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriter, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriter, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Underwriter their written opinion, as counsel to the Partnership, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter and to counsel to the Underwriter, substantially in the form attached hereto as Exhibit B.

(e) Pennsylvania counsel to the Partnership shall have furnished to the Underwriter their written opinion, as local counsel for opining as to the law of Pennsylvania, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter and to counsel to the Underwriter, substantially in the form attached hereto as Exhibit C.

(f) The Underwriter shall have received from Andrews Kurth LLP, counsel to the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Underwriter shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that Grant Thornton LLP is an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriter a letter (the “bring-down letter”) from Grant Thornton LLP addressed to the Underwriter and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down letter), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) On each Delivery Date, there shall have been furnished to the Underwriter a certificate, dated such Delivery Date and addressed to the Underwriter, signed on behalf of the General Partner by the chief executive officer and the chief financial officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that:

(1) the representations, warranties and agreements of the Partnership contained in this Agreement in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(3) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letters referred to in paragraph (g) or (h) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Preliminary Prospectus.

(k) Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the debt securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act).

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.

(m) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

(n) On or prior to the First Delivery Date, pursuant to Section 5(a)(xi) hereof, each person or entity listed on Annex 1 shall have furnished to you a letter substantially in the form of Exhibit A hereto.

(o) The Partnership shall have furnished the Underwriter such additional documents and certificates as the Underwriter or counsel to the Underwriter may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and to counsel to the Underwriter.

Section 8. Indemnification and Contribution.

(a) The Partnership shall indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, affiliates of the Underwriter who have participated in the distribution of the Securities as underwriters, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which the Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by the Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to the Underwriter or to any director, officer, employee, agent, affiliate or controlling person of the Underwriter.

(b) The Underwriter shall indemnify and hold harmless the Partnership, its employees, the officers and directors of the General Partner, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Partnership or any such officer, director, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent the Underwriter and its directors, officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Partnership under this Section 8 if, (i) the Partnership and the Underwriter shall have so mutually agreed; (ii) the Partnership has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriter; (iii) the Underwriter and its directors, officers, employees, agents, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriter or its directors, officers, employees, agents, affiliates or controlling persons, on the one hand, and the Partnership, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriter on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriter on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriter on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Underwriter confirms and the Partnership acknowledges and agrees that the statements regarding delivery of the Units by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Partnership by the Underwriter specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9. [Reserved.]

Section 10. Termination.

The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE Alternext US, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority,

(iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering, sale or delivery of the Units as contemplated in the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

Section 11. Reimbursement of Underwriter’s Expenses.

If the Partnership shall fail to tender the Units for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Partnership to perform any agreement on its part to be performed, or because any other condition to the Underwriter’s obligations hereunder required to be fulfilled by the Partnership is not fulfilled for any reason, the Partnership will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Underwriter. If this Agreement is terminated pursuant to Section 10(ii), (iii) or (iv), the Partnership shall not be obligated to reimburse the Underwriter on account of the expenses described in the first sentence of this section.

Section 12. Research Independence.

The Partnership acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by the Underwriter’s investment banking divisions. The Partnership acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 13. No Fiduciary Duty.

The Partnership acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Partnership Entities and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisor, expert or otherwise, to any of the Partnership Entities, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Entities, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Partnership Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Partnership Entities. The Partnership hereby waives any claims that it may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering of the Units.

Section 14. Notices, Etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10010, Attention: Syndicate Registration (Fax: 646-834-8133);

(b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to Sunoco Logistics Partners L.P., 3807 West Chester Pike, Newtown Square, Pennsylvania 19073, Attention: Michael J. Hennigan, President and Chief Executive Officer (Fax: 215-977-3902);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 15. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Underwriter, affiliates of the Underwriter who have, or are alleged to have, participated in the distribution of the Units as underwriters, and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival.

The respective indemnities, representations, warranties and agreements of the Partnership and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 18. Governing Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement between the Partnership and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

“Partnership”

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its general partner

	By:	/s/ Michael J. Hennigan
Michael J. Hennigan
President and Chief Executive Officer

Sunoco Logistics Partners L.P. Equity Underwriting Agreement Signature Page

Accepted:

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

Sunoco Logistics Partners L.P. Equity Underwriting Agreement Signature Page

ANNEX 1

General Partner Executive Officers and Directors:

Michael J. Hennigan

Kurt A. Lauterbach

David R. Chalson

Michael W. Slough

Kathleen Shea-Ballay

Peter J. Gvazdauskas

Michael D. Galtman

Steven R. Anderson

Scott A. Angelle

Basil Leon Bray

Thomas P. Mason

Marshall S. McCrea, III

James R. (“Rick”) Perry

Entities

Sunoco Partners LLC

Annex 1-1

ANNEX 2

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification

Sunoco Partners LLC	Pennsylvania	Indiana
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Mississippi
Montana
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Tennessee
Texas
Virginia

Sunoco Logistics Partners L.P.	Delaware	Pennsylvania

Annex 2-1

ANNEX 3

Issuer Free Writing Prospectuses

other than those to which the Underwriter

provided its consent

None.

Annex 3-1

ANNEX 4

Additional Pricing Disclosure Package

Number of Units:	21,000,000 Common Units or, if the Underwriter exercises in full its Option granted in Section 2 hereof, 24,150,000 Common Units.

Public offering price for the Units:	$27.00 per unit.

Annex 4-1

ANNEX 5

SUBSIDIARIES AND INTERESTS IN OTHER ENTITIES

(a)	Subsidiaries as of the date hereof:

Name of Entity	Jurisdiction of Organization	Ownership
1. Sunoco Logistics Partners Operations L.P.	Delaware	99.99% limited partner interest owned by Sunoco Logistics Partners L.P. 0.01% general partner interest owned by Sunoco Logistics Partners GP LLC

2. Sunoco Logistics Partners GP LLC	Delaware	100% owned by Sunoco Logistics Partners L.P.

3. Sunoco Logistics Partners Operations GP LLC	Delaware	100% owned by Sunoco Logistics Partners Operations L.P.

4. Sunoco Partners Marketing & Terminals L.P.	Texas	99.99% limited partner interest owned by Sunoco Logistics Partners Operations L.P. 0.01% general partner interest owned by Sunoco Logistics Partners Operations GP LLC

5. Sunoco Pipeline L.P.	Texas	99.99% limited partner interest owned by Sunoco Logistics Partners Operations L.P. 0.01% general partner interest owned by Sunoco Logistics Partners Operations GP LLC

6. Sunoco Pipeline Acquisition LLC	Delaware	100% owned by Sunoco Pipeline L.P.

7. Sun Pipe Line Company of Delaware LLC	Delaware	100% owned by Sunoco Pipeline Acquisition LLC

8. Mid-Valley Pipeline Company	Ohio	90.999% owned by Sun Pipe Line Company of Delaware LLC

9. West Texas Gulf Pipe Line Company	Delaware	100% owned by Sunoco Pipeline L.P.

10. Excel Pipeline LLC	Delaware	100% owned by Sunoco Pipeline L.P.

11. Inland Corporation	Ohio	83.8% of the equity and 70% of the voting rights owned by Sunoco Pipeline L.P.

12. Sunoco Partners Operating LLC	Delaware	100% owned by Sunoco Partners Marketing & Terminals L.P.

Annex 5-1

13. Sunoco Partners Rockies LLC	Delaware	100% owned by Sunoco Partners Marketing & Terminals L.P.

14. Sunoco Partners Real Estate Acquisition LLC	Delaware	100% owned by Sunoco Pipeline L.P.

15. Sunoco Partners NGL Facilities LLC	Delaware	100% owned by Sunoco Partners Marketing & Terminals L.P.

(b)	Investments in joint ventures as of the date hereof:

1.	Sunoco Pipeline L.P. has:

i.	a 31.478% interest in Wolverine Pipe Line Company, a Delaware corporation,

ii.	a 14% interest in Yellowstone Pipe Line Company, a Delaware corporation,

iii.	a 17.179% interest in West Shore Pipe Line Company, a Delaware corporation,

iv.	a 14.959% interest in Explorer Pipeline Company, a Delaware corporation,

v.	a 50% interest in SunVit Pipeline LLC, a Delaware limited liability company,

vi.	a 30% interest in Bayou Bridge Pipeline, LLC, a Delaware limited liability company; and

vii.	a 40% interest in Bakken Holdings Company LLC, a Delaware limited liability company, which has a 100% interest in Bakken Pipeline Investments LLC, a Delaware limited liability company, which has:

a.	a 100% interest in Dakota Access Holdings LLC, a Delaware limited liability company, which has a 75% interest in Dakota Access LLC, a Delaware limited liability company, which has a 100% interest in Dakota Access Truck Terminals, LLC a Delaware limited liability company, and

b.	a 100% interest in ETCO Holdings LLC, a Delaware limited liability company, which has a 75% interest in Energy Transfer Crude Oil Company LLC, a Delaware limited liability company, which has a 100% interest in Eastern Gulf Crude Access, LLC, a Delaware limited liability company.

2.	Sunoco Partners Marketing & Terminals L.P. has:

i.	a 49% interest in Bayview Refining Company, LLC, a Delaware limited liability company, and

ii.	a 55% interest in Price River Terminal, LLC, a Texas limited liability company.

Annex 5-2

(c)	Undivided interests ownership (a form of pipeline ownership in which the investors share in the pipeline capacity according to their percentage of ownership in the system) as of the date hereof:

1.	Sunoco Pipeline L.P. has:

i.	a 66.7% undivided interest in the Harbor Pipeline System, New Jersey, and

ii.	a 37.015% undivided interest in the Mesa Pipeline System, California.

2.	Mid-Valley Pipeline Company has a 73.97% undivided interest in the Maumee Pipe Line System, Texas.

3.	Sunoco Partners Marketing & Terminals L.P. has:

i.	a 50% undivided interest in the Van Buren, New York refined products terminal; and

ii.	a 45% undivided interest in the Inwood, New York refined products terminal.

4.	Sunoco Partners Real Estate Acquisition LLC has a 5.12% undivided interest in the Jay Field Pipeline System, Texas.

Annex 5-3

ANNEX 6

MATERIAL SUBSIDIARIES

Name of Entity	Jurisdiction of Formation
Sunoco Logistics Partners GP LLC	Delaware

Sunoco Logistics Partners Operations L.P.	Delaware

Sunoco Logistics Partners Operations GP LLC	Delaware

Sunoco Pipeline L.P.	Texas

Sunoco Partners Marketing & Terminals L.P.	Texas

Annex 6-1

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”) providing for the purchase by the Underwriter of common units representing limited partner interests (the “Common Units”) of the Partnership, and that the Underwriter proposes to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of the execution of this Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or securities convertible into or exchangeable for Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right to file or cause to be filed a registration statement, including any amendments thereto, to register any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period of forty-five (45) days from the date of the final prospectus relating to the Offering (such forty-five-day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer

Exhibit A-1

or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature page to follow.]

Exhibit A-2

Very truly yours,

By:
Name:
Title:

Dated: September     , 2016

Exhibit A-3

EXHIBIT B

FORM OF ISSUER’S COUNSEL OPINION

(a) The Partnership is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own its properties and to conduct its business as described in the Prospectus. The Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the Commonwealth of Pennsylvania.

(b) The General Partner is the sole general partner of the Partnership with a 1.4% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as set forth in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Pennsylvania naming the General Partner as debtor is on file in the office of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(c) The General Partner owns all of the Incentive Distribution Rights; all of the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and except as described in the Prospectus); and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances, except restrictions on transferability as set forth in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Pennsylvania naming the General Partner as debtor is on file in the office of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(d) The Firm Units and the Option Units to be issued and sold to the Underwriter by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and except as described in the Prospectus).

(e) Except as described in the Disclosure Package and Prospectus and for rights that have been waived, (i) no person has the right to require the registration under the Securities Act of any securities of the Partnership and (ii) there are no rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership Entities, in each case, pursuant to any agreement or other instrument to which any

Exhibit B-1

such Partnership Entity is a party or by which any of them may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year.

(f) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

(g) The Underwriting Agreement has been duly authorized and validly executed and delivered by the Partnership.

(h) Assuming due authorization, execution and delivery by the General Partner of the Partnership Agreement, the Partnership Agreement constitutes a valid and legally binding obligation of each of the Partnership Entities who are parties thereto, enforceable against each such Partnership Entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(i) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement or any other governing document of the Partnership or any Material Subsidiary, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement filed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, New York law or federal law, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any Subsidiary, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership and its consolidated subsidiaries taken as a whole; provided, however, that no opinion need be expressed pursuant to the preceding clause (iii) in relation to any federal or state securities laws, tax laws or anti-fraud laws.

(j) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, New York law or federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership, or the consummation of the transactions contemplated thereby, except (i) for such consents required

Exhibit B-2

under the Securities Act or the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership and its consolidated subsidiaries taken as a whole or (iv) as disclosed in the Prospectus.

(k) The statements contained in the Pricing Disclosure Package and the Prospectus under the captions “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities” and “Description of the Common Units,” insofar as they constitute descriptions of legal proceedings or documents referred to therein or refer to statements of law or legal conclusions, are accurate in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(l) The Registration Statement was declared effective on August 11, 2015; with your consent, based solely on a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml on September 30, 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated by the Commission; and the filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(m) The opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriter may rely upon such opinion as if it were addressed to it.

(n) The Registration Statement, as of the latest Effective Date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date (except for the financial statements and the notes and the schedules thereto and the other financial, accounting and related statistical data included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as to which such counsel need not express any opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(o) The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that, because it has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent set forth in paragraphs (k) and (m) above), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel shall state it has participated, however, in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent registered public accounting firms of the General Partner and the Partnership and your representatives and counsel, at which the contents of the Registration Statement, the

Exhibit B-3

Pricing Disclosure Package and the Prospectus and related matters were discussed. Based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon statements made by officers and other representatives of the General Partner and the Partnership), such counsel shall state no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial and accounting data included or incorporated by reference therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that such counsel expresses no comment with respect to representations and warranties and other statements of fact included in exhibits to the Registration Statement, (ii) the Pricing Disclosure Package (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial and accounting data included or incorporated by reference therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial and accounting data included or incorporated by reference therein, as to which such counsel need not comment), as of its date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America to the extent specifically referred to therein, the Delaware LP Act, the Delaware LLC Act and the laws of the State of New York and such counsel need not express any opinion as to the law of any other jurisdiction. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property, and such counsel need not express any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement to which this Exhibit is attached.

Exhibit B-4

EXHIBIT C

FORM OF OPINION OF PENNSYLVANIA LOCAL COUNSEL

(a) The General Partner has been duly formed and is validly subsisting as a limited liability company under the Pennsylvania LLC Act with all necessary limited liability company power and authority to own or lease its properties and assets and to conduct its business as general partner of the Partnership as described in the GP LLC Agreement and pursuant to the Pennsylvania LLC Act.

(b) The Partnership Agreement has been duly authorized and validly executed and delivered by the General Partner.

(c) The GP LLC Agreement constitutes a valid and legally binding obligation of the members of the General Partner, enforceable against each such member in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) public policy, applicable laws relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(d) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Agreement by the Partnership, and the consummation of the transactions contemplated thereby, (i) constitutes or will constitute a violation of the GP LLC Agreement or the General Partner’s certificate of formation, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice and lapse of time or both, would constitute such a default) under, any agreement, to which the General Partner is a party, filed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto, or any Current Reports on Form 8-K filed by the Partnership since the beginning of current calendar year, or (iii) violates or will violate any present statute, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania which in such counsel’s experience is normally applicable both to limited liability companies which are not engaged in regulated business activities and to transactions of the type contemplated by the Agreement. Such counsel is not aware of any orders, judgments, decrees or injunctions of any court or governmental agency or body directed to the General Partner or any of its properties in a proceeding to which it or its property is subject that would impair the ability to consummate the transactions contemplated by the Underwriting Agreement.

(e) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the Commonwealth of Pennsylvania having jurisdiction over the General Partner or any of its properties is required for performance of the Agreement by the Partnership as contemplated by the Agreement, except for such consents (i) required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which no opinion need be expressed, (ii) which have been obtained or made, (iii) which are of a routine or administrative nature expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business, or (iv) which are disclosed in the Preliminary Prospectus and the Prospectus.

Exhibit C-1

In rendering such opinion, among other customary exceptions, qualifications and limitations, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership set forth in the Agreement and in certificates of officers and employees of the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such opinions are limited to federal laws (exclusive of patent law) and the laws of the Commonwealth of Pennsylvania and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject.

Exhibit C-2